                                                                     Exhibit 1.2

                        McCormick & Company, Incorporated

                                Medium Term Notes

                                 TERMS AGREEMENT



                                                                January 26, 2001


Goldman, Sachs & Co.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
SunTrust Equitable Securities, Inc.
Wachovia Securities, Inc.

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         McCormick & Company, Incorporated (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated January 23, 2001 (the "Distribution Agreement"), between the Company on the one hand and Goldman, Sachs & Co. ("Goldman") on the other, to issue and sell to Goldman, Banc of America Securities LLC, Credit Suisse First Boston Corporation, SunTrust Equitable Securities, Inc. and Wachovia Securities, Inc. (each an "Agent", collectively, the "Additional Agents" and, together with Goldman, the "Agents" ) the securities specified in the Schedules hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement (except to the extent that such provisions apply to Securities (as defined in the Distribution Agreement) other than the Purchased Securities) is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to Securities (other than the Purchased Securities) from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

         An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission (as defined in the Distribution Agreement).

         The Company hereby appoints each of the Additional Agents as an agent under the Distribution Agreement in connection with the purchase as principal by it of the amount of the Purchased Securities set forth opposite its name below. The Company agrees that, with respect to the Purchased Securities, each Additional Agent, as the Company's agent, shall be entitled to the benefit of the representations and warranties, agreements and indemnities (including contribution) by the Company in favor of Goldman set forth in the Distribution Agreement to the same extent as if each of the Additional Agents were named agents thereunder.

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Agents and each of the Agents severally agrees to purchase from the Company the Purchased Securities, at the time and place and at the purchase price set forth in the Schedules hereto and in the respective principal amount set forth below opposite its name:



                                                                              Principal amount purchased
Name of each Agent                                                                   by each Agent
------------------                                                            ---------------------------
                                                                    6.4% Notes due                     6.8% Notes due
                                                                   February 1, 2006                   February 1, 2008

Goldman, Sachs & Co.                                                  $85,500,000                        $85,500,000
Banc of America Securities LLC                                        $37,500,000                        $37,500,000
Credit Suisse First Boston Corporation                                 $9,000,000                         $9,000,000
SunTrust Equitable Securities, Inc.                                    $9,000,000                         $9,000,000
Wachovia Securities, Inc.                                              $9,000,000                         $9,000,000
Total                                                                $150,000,000                       $150,000,000


               If any Agent shall default in its obligation to purchase the Purchased Securities which it has agreed to purchase hereunder (a "Defaulting Agent"), Goldman may in its discretion arrange for itself or another party or other parties to purchase such Purchased Securities on the terms contained herein. If within thirty-six hours after such default, Goldman does not arrange for the purchase of such Purchased Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to Goldman to purchase such Purchased Securities on such terms. In the event that, within the respective prescribed periods, Goldman notifies the Company that it has so arranged for the purchase of such Purchased Securities, or the Company notifies Goldman that it has so arranged for the purchase of such Purchased Securities, Goldman or the Company shall have the right to postpone the Time of Delivery (as defined in the Distribution Agreement) for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in Goldman's opinion may thereby be made necessary. The terms Agent or Agents, as used in this Terms Agreement, shall include any person substituted under this Terms Agreement with like effect as if such person had originally been a party to this Terms Agreement with respect to such Purchased Securities.

         If, after giving effect to any arrangements for the purchase of the Purchased Securities of a Defaulting Agent by Goldman and the Company as provided above, the aggregate principal amount of such Purchased Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Purchased Securities, then the Company shall have the right to require each non-defaulting Agent to purchase the principal amount of Purchased Securities which such Agent agreed to purchase hereunder and, in addition, to require each non-defaulting Agent to purchase its pro rata share (based on the principal amount of Purchased Securities which such Agent agreed to purchase hereunder) of the Purchased Securities of such Defaulting Agent or Agents for which such arrangements have not been made; but nothing herein shall relieve a Defaulting Agent from liability for its default.

               If, after giving effect to any arrangements for the purchase of the Purchased Securities of a Defaulting Agent or Agents by Goldman and the Company as provided above, the aggregate principal amount of Purchased Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Purchased Securities, or if the Company shall not exercise the right described above to require the non-defaulting Agent to purchase Purchased Securities of a Defaulting Agent or Agents, then this Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Agent or the Company, except for the expenses to be borne by the Company and Goldman as provided in the Distribution Agreement; but nothing herein shall relieve a Defaulting Agent from liability for its default.

         If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.



                                         McCormick & Company, Incorporated



                                         By: /s/ Christopher J. Kurtzman
                                            --------------------------------
                                            Name: Christopher J. Kurtzman
                                            Title: Vice President & Controller


 Accepted:


 /s/ Goldman, Sachs & Co.
------------------------------------------
        (Goldman, Sachs & Co.)


 /s/
------------------------------------------
    (Banc of America Securities LLC)


 /s/ Helena M. Willner
------------------------------------------
 (Credit Suisse First Boston Corporation)
 Helena M. Willner
 Director

 /s/ James Stathis
------------------------------------------
  (SunTrust Equitable Securities, Inc.)
  James Stathis
  Managing Director

 /s/
------------------------------------------
      (Wachovia Securities, Inc.)

                                                                      Schedule A



                                  $150,000,000
                        McCORMICK & COMPANY, INCORPORATED
                         MEDIUM-TERM NOTES - FIXED RATE
                              CUSIP NO. 57978X AA 3
                                 ---------------

                                 TERMS OF NOTES


Aggregate Principal Amount:  $150,000,000                         Optional Redemption:  /X/  Yes    / /  No
                                                                   -      Initial Redemption Date:  *
Interest Rate:  6.40%                                              -      Initial Redemption Percentage:
                                                                   -      Annual Redemption Percentage Reduction:
Original Issue Date: January 31, 2001
                                                                  Optional Repayment: / /  Yes     /X/  No
Stated Maturity Date:  February 1, 2006                            -      Optional Repayment Date(s):
                                                                   -      Optional Repayment Price: _____%
Interest Payment Dates: February 1 and August 1,
commencing on August 1, 2001                                      Original Issue Discount:  / /  Yes  /X/  No
                                                                   -      Total Amount of OID:
Original Issue Price: 99.801%                                      -      Yield to Maturity:
                                                                   -      Initial Accrual Period:
Net Proceeds to Issuer after Underwriting
Discount:  $148,801,500                                           Form: /X/  Book-Entry      / /  Certificated

Specified Currency: U.S. Dollars                                  Defeasance:  /X/  Yes    / /  No

Exchange Rate Agent: None                                         Covenant Defeasance : /X/ Yes    / /  No

Option to Receive Payments in Specified Currency other            Sinking Fund: / /  Yes    /X/  No
than U.S. Dollars: None
                                                                  Other Provisions:  *See the redemption
Minimum Denomination (Applicable if Specified Currency            provisions on the reverse hereof.
is other than U.S. Dollars): N/A
                                                                  Underwriting:  See "Underwriters" on the
                                                                  reverse hereof.


METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         By wire transfer to a bank account specified by the Company in immediately available funds


INDENTURE:

         Indenture, dated as of December 5, 2000, between the Company and SunTrust Bank, as Trustee


DOCUMENTS TO BE DELIVERED:

         The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

        (1)  The opinion or opinions of counsel to the Agent referred to in
             Section 4(h).

        (2)  The opinions of counsel to the Company referred to in Section 4(i).

        (3)  The accountants' letter referred to in Section 4(j).

        (4)  The officers' certificate referred to in Section 4(k).

REDEMPTION OF NOTES:

         The Notes will be subject to redemption at the option of McCormick & Company, Incorporated (the "Company") at any time, in whole or from time to time in part, at the Make-Whole Price (as defined below), on notice given no more than 60 nor less than 30 calendar days prior to the date of redemption. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by an Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in the case of both (i) and
(ii), accrued and unpaid interest to the date of redemption. Unless the Company defaults in payment of the Make-Whole Price, on and after the date of redemption, interest will cease to accrue on the Notes to be redeemed.

         "Business Day" means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee (as defined below) obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means (i) Goldman, Sachs & Co. and Banc of America Securities LLC and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers the Company selects.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         "Treasury Rate" means, with respect to any date of redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

         Notwithstanding Section 11.4 of the Indenture, dated as of December 5, 2000, between the Company and SunTrust Bank, as trustee (the "Trustee"), the notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

UNDERWRITING:

Under the terms and subject to the conditions contained in the Distribution Agreement dated January 23, 2001 and a Terms Agreement dated January 26, 2001, the underwriters named below have severally agreed to purchase from us the following principal amount of the Notes:


Underwriters                                                                         Principal Amount of the Notes
------------                                                                         -----------------------------
Goldman, Sachs & Co.............................................................               $85,500,000
Bank of America Securities LLC..................................................                37,500,000
Credit Suisse First Boston Corporation..........................................                 9,000,000
SunTrust Equitable Securities, Inc..............................................                 9,000,000
Wachovia Securities, Inc........................................................                 9,000,000
                                                                                              ------------
Total...........................................................................              $150,000,000


The following table summarizes the discount to be received by the underwriters, and the proceeds we will receive, in connection with the sale of the Notes:



                                                                               Per Note                  Total
                                                                               --------                  -----
Public Offering Price..........................................                 99.801%              $ 149,701,500
Underwriting Discount..........................................                  0.600%              $     900,000
Proceeds to the Company (before expenses)......................                 99.201%              $ 148,801,500



                                                                      Schedule B



                                  $150,000,000
                        MCCORMICK & COMPANY, INCORPORATED
                         MEDIUM-TERM NOTES - FIXED RATE
                              CUSIP NO. 57978X AB 1
                                 ---------------

                                 TERMS OF NOTES


Aggregate Principal Amount:  $150,000,000                         Optional Redemption:  /X/  Yes    / /  No
                                                                   -      Initial Redemption Date:  *
Interest Rate:  6.80%                                              -      Initial Redemption Percentage:
                                                                   -      Annual Redemption Percentage Reduction:
Original Issue Date: January 31, 2001
                                                                  Optional Repayment: / /  Yes     /X/  No
Stated Maturity Date:  February 1, 2008                            -      Optional Repayment Date(s):
                                                                   -      Optional Repayment Price: _____%
Interest Payment Dates: February 1 and August 1,
commencing on August 1, 2001                                      Original Issue Discount:  / /  Yes  /X/  No
                                                                   -      Total Amount of OID:
Original Issue Price: 99.961%                                      -      Yield to Maturity:
                                                                   -      Initial Accrual Period:
Net Proceeds to Issuer after Underwriting
Discount:  $149,004,000                                           Form: /X/  Book-Entry      / /  Certificated

Specified Currency: U.S. Dollars                                  Defeasance:  /X/  Yes    / /  No

Exchange Rate Agent: None                                         Covenant Defeasance : /X/ Yes    / /  No

Option to Receive Payments in Specified Currency other            Sinking Fund: / /  Yes    /X/  No
than U.S. Dollars: None
                                                                  Other Provisions:  *See the redemption
Minimum Denomination (Applicable if Specified Currency            provisions on the reverse hereof.
is other than U.S. Dollars):  N/A
                                                                  Underwriting:  See "Underwriters" on the
                                                                  reverse hereof.




METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         By wire transfer to a bank account specified by the Company in immediately available funds


INDENTURE:

         Indenture, dated as of December 5, 2000, between the Company and SunTrust Bank, as Trustee


DOCUMENTS TO BE DELIVERED:

         The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

        (1)  The opinion or opinions of counsel to the Agent referred to in
             Section 4(h).

        (2)  The opinions of counsel to the Company referred to in Section 4(i).

        (3)  The accountants' letter referred to in Section 4(j).

        (4)  The officers' certificate referred to in Section 4(k).

REDEMPTION OF NOTES:

         The Notes will be subject to redemption at the option of McCormick & Company, Incorporated (the "Company") at any time, in whole or from time to time in part, at the Make-Whole Price (as defined below), on notice given no more than 60 nor less than 30 calendar days prior to the date of redemption. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by an Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in the case of both (i) and
(ii), accrued and unpaid interest to the date of redemption. Unless the Company defaults in payment of the Make-Whole Price, on and after the date of redemption, interest will cease to accrue on the Notes to be redeemed.

         "Business Day" means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee (as defined below) obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means (i) Goldman, Sachs & Co. and Banc of America Securities LLC and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers the Company selects.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         "Treasury Rate" means, with respect to any date of redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

         Notwithstanding Section 11.4 of the Indenture, dated as of December 5, 2000, between the Company and SunTrust Bank, as trustee (the "Trustee"), the notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

UNDERWRITING:

Under the terms and subject to the conditions contained in the Distribution Agreement dated January 23, 2001 and a Terms Agreement dated January 26, 2001, the underwriters named below have severally agreed to purchase from us the following principal amount of the Notes:


Underwriters                                                                         Principal Amount of the Notes
------------                                                                         -----------------------------
Goldman, Sachs & Co.............................................................               $85,500,000
Bank of America Securities LLC..................................................                37,500,000
Credit Suisse First Boston Corporation..........................................                 9,000,000
SunTrust Equitable Securities, Inc..............................................                 9,000,000
Wachovia Securities, Inc........................................................                 9,000,000
                                                                                              ------------
Total...........................................................................              $150,000,000




The following table summarizes the discount to be received by the underwriters, and the proceeds we will receive, in connection with the sale of the Notes:


                                                                               Per Note                  Total
                                                                               --------                  -----
Public Offering Price............................................               99.961%              $ 149,941,500
Underwriting Discount............................................                0.625%              $     937,500
Proceeds to the Company (before expenses)........................               99.336%              $ 149,004,000











                                      B-3